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                                                                     Exhibit 4.1


               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT
               -------------------------------------------------


     We have issued our report dated October 1, 1996 on the statements of condition and related portfolios of EVEREN Unit Investment Trusts Series 52 as of October 1, 1996 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Certified Public Accountants".



                                       GRANT THORNTON LLP

Chicago, Illinois
October 1, 1996